UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

BRAZIL INTERACTIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26108	94-2901715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3457 Ringsby Court, Unit 111, Denver, Colorado 82016-4900

 (Address of principal executive offices)  (Zip Code)

(720) 466-3789

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains "forward-looking statements" which are not purely historical and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects. These forward-looking statements are made as of the date of this Current Report, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this Current Report are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. For more information, please visit www.sec.gov.

Item 1.01

Entry Into a Material Definitive Agreement

On June 27, 2014, Brazil Interactive Media, Inc., through its Hollister & Blacksmith (d/b/a American Cannabis Company) division (the “Company”), entered into an Exclusive Marketing and Sales Agreement (the “Marketing Agreement”) with Kush Bottles, Inc./DANK Bottles, LLC (“Kush”). The Marketing Agreement provides for the sale and distribution of the Company’s The Satchel™, a child-resistant bag for use by dispensaries as an industry-approved exit package of cannabis-based products, through the Company’s diversified, multi-product distribution division, The Trade Winds.

Pursuant to the Marketing Agreement, the Company will ship and bill for 500,000 units of The Satchel™, in two increments of 170,000 units and a third and final order of 160,000 units, through December 2014.

The Marketing Agreement further provides that Kush will be the Company’s exclusive seller of The Satchel™, subject to the shipment, billing and delivery of a combined total of 500,000 units of The Satchel™ to the Company’s customers in a 12 month period. Kush’s continuing right to exclusivity is subject to its ordering 500,000 units of The Satchel™ during each subsequent 12 month period. In addition, Kush may option to renew the Marketing Agreement each year for up to ten years, with such option consisting of an order of 170,000 units of The Satchel™.

The foregoing summary of the Marketing Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Marketing Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01

Other Events

On June 30, 2014, the Company issued a press release tilted, “American Cannabis Company Secures 500,000 Unit Order for Its Recently Launched Product, The Satchel™”. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1	Exclusive Marketing and Sales Agreement, dated June 27, 2014, by and between Hollister & Blacksmith Inc. and Kush Bottles, Inc./DANK Bottles, LLC.

99.1	Press Release tilted “American Cannabis Company Secures 500,000 Unit Order for Its Recently Launched Product, The Satchel™” , dated June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brazil Interactive Media, Inc.

Date: July 1, 2014	By:	/s/ Corey Hollister
Name: Corey Hollister
Title : Chief Executive Officer